UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 23, 2003

AMBASSADORS INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

DELAWARE	0-26420	91-1688605

(STATE OF	(COMMISSION FILE	(IRS EMPLOYER
INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

1071 Camelback Street
Newport Beach, CA 92660

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(949) 759-5900

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 9. Regulation FD Disclosure (Information Furnished in this Item 9 is Furnished under Item 12)
SIGNATURES

Item 9.	Regulation FD Disclosure (Information Furnished in this Item 9 is Furnished under Item 12).

     Pursuant to Securities and Exchange Commission Release No. 33-8126, the following information, that is required to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On July 23, 2003, Ambassadors International, Inc. issued a news release on the subject of second quarter consolidated earnings as set forth below.

NEWS FOR IMMEDIATE RELEASE
July 23, 2003

CONTACT:	Tim Fogarty (949) 759-5900

AMBASSADORS INTERNATIONAL, INC. REPORTS SECOND QUARTER EARNINGS

Ambassadors International, Inc. (NASDAQ:AMIE) (the “Company”), a leading travel services group, announced net income from continuing operations of $0.8 million or $0.08 per share for the three months ended June 30, 2003, compared to $1.0 million or $0.10 per share for the three months ended June 30, 2002, and $1.2 million or $0.11 per share for the six months ended June 30, 2003, compared to $1.5 million or $0.15 per share for the six months ended June 30, 2002. The results for the three and six months ended June 30, 2003 include a gain of $0.7 million (net of tax) or $0.07 per share from the final component of contingent consideration received on the sale of Scheduled Airlines Traffic Offices, Inc. (“SatoTravel”) in June 2001.

The following discusses the results of continuing operations:

Total revenue for the three months ended June 30, 2003 was $3.6 million compared to $4.0 million for the three months ended June 30, 2002. Net program revenue decreased due to a decrease in overall business volume and a decrease in licensing revenue from an equity investee both of which occurred within the Performance Group. The volume of business was negatively impacted by the general decline in the travel industry. The Technology Group acquisition in the fourth quarter of 2002 contributed to the software and technology related sales.

Cost and operating expenses for the three months ended June 30, 2003 were $4.3 million compared to $3.6 million for the three months ended June 30, 2002. The increase resulted from the inclusion of cost of software and technology related sales from the Technology Group, the inclusion of operating expenses of business acquisitions conducted in the fourth quarter of 2002 and the amortization of intangible assets resulting from the 2002 acquisitions. These increased costs were partially offset by the cost reduction efforts within the Performance Group and Services Group which resulted in lower personnel and other expenses.

Other income for the three months ended June 30, 2003 was $1.8 million compared to $0.9 million for the three months ended June 30, 2002. Other income for the three months ended June 30, 2003 included $1.2 million from contingent consideration received on the sale of SatoTravel in June 2001. This increase was partially offset by a decrease in investment income due to lower yields on short-term investments and by a decrease in income earned on an equity investment.

John Ueberroth, CEO and President of Ambassadors International, Inc., stated, “Revenues continue to be down from previous years and will not improve for the remainder of 2003 due mainly to weak economic conditions. However, because of the long lead times in our business cycles, we are encouraged by the amount of new business sold for next year.

Our Technology Group has incurred higher than anticipated operating costs as it customizes its events solution software for both existing and future customers. We believe that this software will lead to new business opportunities for both the Performance Group and Services Group but are disappointed with its current operating performance and are taking steps to avoid future losses.

Our ability to avoid over priced acquisition opportunities in the last couple of years has left us with a strong balance sheet in an industry that is highly leveraged. Because of this position combined with the weak economy, the frequency and size of potential acquisition and investment opportunities has increased from previous periods. We are poised to take advantage of acquisitions and investments that could be accretive to future earnings and are currently looking at all possible alternatives to increase shareholder value.”

The Company’s balance sheet at June 30, 2003 reflects net working capital (total current assets less total liabilities) of $100.5 million or $10.14 per common share outstanding. Net working capital includes cash and short-term investments of $103.7 million.

Ambassadors International, Inc. will host a conference call to discuss the results of operations on Thursday, July 24, 2003 at 8:30 a.m., Pacific Time. Interested parties may join the call by dialing 800-362-0571. The conference call may also be joined via the Internet at www.Ambassadors.com/AMIE. For conference replay access, parties may dial 800-839-4012 and follow the prompts, or visit the www.Ambassadors.com/AMIE website. Post view webcast access will be available two hours following the webcast.

Ambassadors International, Inc. develops, markets and manages meetings and incentive programs for a nationwide roster of corporate clients that utilize incentive travel, merchandise award programs and corporate meeting management services. The Company provides comprehensive hotel reservation, registration, and travel services for meetings, conventions, expositions and trade shows. The Company also develops, markets and distributes event portfolio management solutions for corporations and large associations. The Company has offices in Spokane, WA, Newport Beach, CA, San Diego, CA, San Francisco, CA, Atlanta, GA, Chicago, IL and Alexandria, VA.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s actual and expected financial performance and the reasons for the variances between quarter-to-quarter and year-to-date results. Forward looking statements, which are included per the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 may involve known and unknown risks, uncertainties and other factors that may cause the

Company’s actual results and performance in the future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release, and could involve risks including overall conditions in the travel services markets and general economic conditions. The Company expressly disclaims any obligation to provide public updates or revisions to any forward-looking statements found herein to reflect any changes in Company expectations or any change in events. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. For a more complete discussion of these and other factors, please refer to the Company’s Form 10-K for the year ended December 31, 2002.

Summary financial information is as follows (in thousands, except per share amounts):

	Three Months Ended
	June 30,

	2003	2002

Revenue:
Net program revenue	$3,282	$4,022
Software and technology related sales	351	—

Total revenue	3,633	4,022

Cost and operating expenses:
Cost of software and technology related sales	448	—
Selling and tour promotion	1,125	1,029
General and administrative	2,730	2,559

Total cost and operating expenses	4,303	3,588

Operating income (loss)	(670)	434
Other income	1,775	863

Income from continuing operations before income taxes	1,105	1,297
Income taxes	341	339

Income from continuing operations	764	958

Loss from discontinued operations, net of income tax benefit of $41	—	(70)

Net income	$764	$888

Basic Earnings Per Share:
Income from continuing operations	$0.08	$0.10
Loss from discontinued operations	—	(0.01)

Net income	$0.08	$0.09

Weighted average shares outstanding	9,891	9,863

Diluted Earnings Per Share:
Income from continuing operations	$0.08	$0.10
Loss from discontinued operations	—	(0.01)

Net income	$0.08	$0.09

Weighted average shares outstanding	10,129	10,064

	Six Months Ended
	June 30,

	2003	2002

Revenue:
Net program revenue	$6,936	$7,867
Software and technology related sales	942	—

Total revenue	7,878	7,867

Cost and operating expenses:
Cost of software and technology related sales	787	—
Selling and tour promotion	2,237	1,990
General and administrative	5,609	5,393

Total cost and operating expenses	8,633	7,383

Operating income (loss)	(755)	484
Other income	2,313	1,495

Income from continuing operations before income taxes	1,558	1,979
Income taxes	406	445

Income from continuing operations	1,152	1,534

Loss from discontinued operations, net of income tax benefit of $703	—	(1,197)

Net income	$1,152	$337

Basic Earnings Per Share:
Income from continuing operations	$0.12	$0.16
Loss from discontinued operations	—	(0.12)

Net income	$0.12	$0.04

Weighted average shares outstanding	9,875	9,851

Diluted Earnings Per Share:
Income from continuing operations	$0.11	$0.15
Loss from discontinued operations	—	(0.12)

Net income	$0.11	$0.03

Weighted average shares outstanding	10,091	10,268

Summary of business segment information is as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Revenues:
Performance Group	$2,130	$2,903	$4,480	$4,956
Services Group	1,152	1,119	2,456	2,911
Technology Group	351	—	942	—
Corporate and Other	—	—	—	—

Total	$3,633	$4,022	$7,878	$7,867

Operating income (loss):
Performance Group	$198	$975	$440	$1,087
Services Group	64	(179)	321	247
Technology Group	(494)	—	(635)	—
Corporate and Other	(438)	(362)	(881)	(850)

Total	$(670)	$434	$(755)	$484

Summary balance sheet information is as follows (in thousands):

	June 30,	December 31,
	2003	2002

Assets
Current assets:
Cash and short-term investments	$103,728	$106,732
Accounts receivable	4,916	2,550
Deferred income taxes	902	965
Prepaid program cost and other current assets	2,153	2,605

Total current assets	111,699	112,852
Property and equipment, net	1,228	1,507
Goodwill	6,817	6,817
Other intangibles, net	2,732	2,361
Other assets	4,718	4,622

Total assets	$127,194	$128,159

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$5,601	$7,154
Participant deposits and deferred revenue	5,600	5,989

Total liabilities	11,201	13,143
Stockholders’ equity	115,993	115,016

Total liabilities and stockholders’ equity	$127,194	$128,159

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS INTERNATIONAL,
INC.

Date: July 25, 2003	By:	/s/ Timothy T. Fogarty Timothy T. Fogarty
Chief Financial Officer